Exhibit 2.0

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this

_____   day of April, 2005, by and between the shareholders of Harrell Woodcock Linkletter & Vincent, Inc. (collectively, the "Sellers"), a Florida corporation, and AIMS Worldwide, Inc., a Nevada corporation (the "Purchaser") and provides as follows.

RECITALS:

A.

Sellers are the owners of all the common stock of Harrell Woodcock Linkletter & Vincent, Inc. a Florida corporation (the "Company").

B.

Purchaser desires to purchase, and Sellers desire to sell, 1000 shares of the aforementioned stock of the Company (the "Shares"), which comprise all the capital stock of the Company upon the terms and provisions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Sellers and Purchaser agree as follows:

1.

Purchase and Sale of Shares.

 Sellers agree to sell, and Purchaser agrees to buy, the Shares of the Company, which consist of 1000 shares of common stock, par value .001 per share, for a Total Purchase Price equal to 500,000 shares of AIMS restricted common stock.

2.

Payment

(a)

Payment of the Total Purchase Price shall be made at the Closing by transferring 500,000 shares of AIMS restricted common stock to Sellers in return for their transfer of all of their issued stock in Harrell Woodcock Linkletter & Vincent, Inc. representing all of the outstanding shares of said Company as described above. Transfer of the 500,000 shares of AIMS restricted common stock to Sellers shall be prorata to each Seller based on their percentage of ownership of the Company stock as outlined herein in Section 5., Item 5.3 Recusal.

(b)

Purchaser shall also at closing pay to the designated Sellers and individuals as provided on an Expense of Sellers Statement as outlined herein, cash equal to the total costs and expenses of the designated Sellers and individuals in developing related Letters of Intent for the Purchaser to acquire Bill Main and Associates of Chico, California and Streetfighters Marketing, Inc. of Gahana, Ohio.  Such total costs and expenses of Seller(s) shall be specified in a statement provided to Purchaser by Seller(s) before the Closing.

(c)

For purposes of this agreement, the term “AIMS restricted common stock” means the shares of AIMS stock transferred to sellers shall be “restricted” as defined by securities regulation, and may not be sold or transferred for a period of one year from the date transferred to sellers unless otherwise authorized by AIMS.  However, the sellers will have the right to register their shares if and when AIMS registers its shares and if agreed to by its investment bankers for any additional offering – commonly referred to as “piggyback” rights.

3.

Representations and Warranties of Sellers.  Sellers, jointly and severally, represent and warrant to Purchaser as follows:

(a)

Organization and Standing of Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida, with full power and authority to own its properties and to carry on the businesses presently conducted by it. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the character and location of its properties makes qualification necessary. True, accurate, and complete copies of the Company's minute and stock books have been provided to the Purchaser on or before the date hereof.

(b)

Stock of Company.  Pursuant to its Articles of Incorporation, as amended, the Company is authorized to issue 1000 shares of common stock, par value $.001 per share.  One Thousand (1000) shares of Company stock are issued and outstanding, fully paid, and non-assessable. There are no other authorized or outstanding equity securities of the Company of any class, kind, or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Company to issue additional shares of its capital stock of any class, or any securities convertible into any shares of stock of any class.

(c)

Directors and Officers of the Company.  The names of all directors and officers of the Company are as follows:

Name

Title

David Woodcock

Chairman and President

Robert Shearouse

Secretary

(d)

Stockholders of Company.  The following persons are the sole legal and beneficial owners of all of the issued and outstanding shares of capital stock of the Company and own the following shares:

Name

Number of Shares

David Woodcock

550

B. Joseph Vincent

250

Art Linkletter

  50

Charlene Harrell

  50

Allen Osteen

  50

Robert Shearouse

  50

The Shares are, and will be transferred to Purchaser on the Closing Date, free and clear of all liens, encumbrances, pledges, and claims of any type whatsoever. Sellers have and shall have on the Closing Date the full right to transfer, assign, and deliver the Shares to Purchaser. Upon the closing of the transactions contemplated herein, the Purchaser collectively shall own 100 percent of the authorized and issued common stock of the Company, which is all of the capital stock issued by the Company.

(e)

Subsidiaries of Company.  The Company has no subsidiaries.

(f)

Financial Condition of Company.  Sellers have delivered to Purchaser true and complete copies of the Company's income tax returns, filed by the Company for the taxable years ending December 31, 2003 and December 31, 2004 (the "Tax Returns"), and financial statements for the Company's fiscal years ending December 31, 2003 and December 31, 2004, which financial statements were prepared in accordance with generally accepted accounting principles applied in a consistent basis throughout the periods involved (the "Financial Statements"). The Tax Returns and Financial Statements fairly present the financial condition of the Company for the respective periods indicated, and present true and complete statements of the assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as at the beginning and end of such respective periods. Subsequent to January 1, 2005 neither the Sellers nor the Company has engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to shareholder employees over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to January 1, 2005.

(g)

Absence of Undisclosed Liabilities of Company.  Except as and to the extent reflected or reserved against in the Financial Statements, the Company has no other liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Sellers do not know or have any reasonable grounds to know of any basis for an assertion against the Company as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

(h)

Absence of Certain Changes to Company.  Since the date of the most recent Financial Statements, there has not been any change in the condition (financial or otherwise), assets, liabilities, or business of the Company as reflected in the Financial Statements of the Company dated as of December 31, 2004, other than changes in the ordinary course of business, none of which has been adverse.

(i)

Assets of Company.  The Company has good, marketable, and indefeasible title to all its assets. The Company's tangible personal property is in good working order and condition, ordinary wear and tear excepted, and is suitable for use in the business of the Company.

(j)

Obligations of Company.  The Company has in all respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(k)

Litigation.  There is no litigation, proceeding, or investigation pending, or to the knowledge of the Sellers threatened against the Company or against the Sellers, which: (i) might result in any adverse change in the Company's business, financial condition, or assets; (ii) challenges the Sellers' ownership of the Shares; or (iii) challenges the validity of any action taken or to be taken by the Sellers pursuant to or in connection with any provisions of this Agreement. The Sellers do not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation. There is no litigation of any type filed against the Company.

(l)

Governmental Regulation of Company.  The Company has all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business. The Company complies in all respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions, pending or threatened, that relate to, limit, or affect the Company's business. All Permits that the Company is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. The Sellers have not received any notice nor do the Sellers have any knowledge that any of the Permits issued to the Company have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(m)

Company Contracts.  Schedule A attached hereto sets forth a true and accurate list of all contracts, agreements, and letters of intent to purchase/acquire, any of which have been issued, signed, accepted, or assigned, to which the Company is a party, whether oral or written (the "Contracts"). All of the Contracts are in full force and effect.

(n)

Company Taxes.  The Company has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. The Company has paid all taxes required to be paid by it. No audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to the Company.

(o)

Corporate Loans.  The Company does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of the Company's officers, directors, employees, or stockholders has any loans or any other obligations payable to the Company, except as set forth in the Financial Statements.

(p)  [Reserved]

(q)

Validity.  This Agreement, when executed by each of the Sellers and Purchaser, shall constitute a legal, valid, and binding obligation of each of the Sellers and shall be enforceable by Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(r)

Disclosure.  No representation or warranty by Sellers contained in this Agreement and no written statement furnished or to be furnished to Purchaser pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide the Purchaser with proper and accurate information as to the Shares or the Company's financial condition or assets.

(s)

Sellers' Compliance.  The execution and delivery to Purchaser of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which Sellers, or either of them, or the Company, is a party or bound.

(t)

Qualification.  All the foregoing representations and warranties are made by the Sellers to their best knowledge.

4.

Representations and Warranties of Purchaser.  Purchaser represents and warrants to Sellers that:

(a)

Organization and Standing.  Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Nevada.

(b)

Purchaser's Authority.  Purchaser has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any charter or bylaw provision of Purchaser or with any contract to which Purchaser is a party or to which it is subject.

(c)

Purchase for Investment.  Purchaser is acquiring the shares described herein for investment and not with a view to resale or distribution. Purchaser covenants not to take any action in connection with the purchase of the shares described herein that would cause the Sellers to be in violation of federal or state securities laws.

(d)

Recusal.  AIMS acknowledges that B. Joseph Vincent is a founder, Director, Vice Chairman, and Principal Shareholder of AIMS, as well as a principal in seller.  AIMS and Vincent hereby represent and warrant that Vincent has recused himself from sharing in any financial gain from the transaction, and will not share in the distribution of AIMS stock to the other principals of seller.

5.

Affirmative Covenants of Sellers.

5.1  General. During the period from the date of this Agreement to the Closing Date, each of the Sellers shall cause the Company to:

(a)

Afford Purchaser or its representatives free access during normal business hours to inspect the assets of the Company and perform such investigations and tests as Purchaser deems necessary and to review the Company's records, files, books of account, and tax returns. In the event that the purchase and sale provided for herein should not be consummated, all information thus obtained shall be treated as confidential and all written material and copies thereof given to, or made by, Purchaser or its representatives shall be returned to the Company;

(b)

Conduct the Company's business in the same manner that it has heretofore been conducted, including without limitation paying all of its debts and performing all of its obligations in the normal course of business and maintaining the Company's books and the Company's relationship with its employees, customers, and other persons or entities.

5.2

Taxes. The following provisions shall govern the allocation of responsibility as between the Company, on the one hand, and the Sellers, on the other, for certain tax matters following the Closing Date:

(a)

The Sellers shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of the Company for all periods ending on or before the Closing Date that are due after the Closing Date.  The Sellers shall pay to the Company on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Company's books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Buyer.  To the extent reasonably requested by the Sellers or required by law, Buyer and the Company shall participate in the filing of any Tax Returns filed pursuant to this paragraph.  The Sellers agree that their obligation to file Tax Returns pursuant to this Section 5.2(a) shall include the obligation to file "short year" local, state and federal income Tax Returns for the period beginning January 1, 2005 and ending on the Closing Date as a result of the fact that following Closing the Company  will become a member of Buyer's consolidated reporting group for Tax purposes and (ii) will no longer file income Tax Returns as a separate and distinct entity.

(b)

Except as set forth in Section 5.2(a) above with respect to income Tax Returns for the Company for 2005, the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Closing Date and end after the Closing Date.

(c)

Buyer and the Company on one hand and the Sellers on the other hand shall (i) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax  Returns pursuant to this Section 5.2 and any audit, litigation or other proceeding with respect to Taxes; (ii) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to the Company for all periods ending prior to or including the Closing Date; and (iii) preserve information, records or documents relating to Tax matters pertinent to the Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(d)

The Sellers shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees.  If required by applicable law, Buyer and the Company will join in the execution of any such Tax Returns and other documentation.

5.3

Recusal.   Seller acknowledges that B. Joseph Vincent is a principal in seller, as well as a founder, Director, Vice Chairman, and Principal Shareholder of AIMS.  Seller and Vincent hereby represent and warrant that Vincent has recused himself from sharing in any financial gain from the transaction, and will not share in the distribution of AIMS stock to the other principals of seller.  Under said recusal, the proposed stock holdings of the company will be as follows:

Name

Number of Shares          % of ownership

David Woodcock

600

60%

Art Linkletter

200

20%

Charlene Harrell

100

10%

Allen Osteen

50

5%

Robert Shearouse

50

5%

6.

Negative Covenants of Sellers.  During the period from the date of this Agreement to the Closing Date, each of Sellers shall not permit or suffer the Company to do any of the following, unless Purchaser shall have given its consent in writing thereto:

(a)

Issue, authorize the issuance of, or sell or grant any option or right to purchase any of its stock, bonds, or other corporate securities;

(b)

Enter into any transaction, agreement, investment, guaranty, or other venture or extend, renew, or terminate any existing agreement, beyond the usual and ordinary course of business of the Company;

(c)

Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business of the Company;

(d)

Make or declare any dividends or distributions to any stockholders of the Company;

(e)

Enter into any written or oral employment contract with any employee of the Company; or

(f)

Change, amend, or modify the Company's Articles of Incorporation or Bylaws.

7.

Conditions to Obligations of Purchaser.  The obligations of Purchaser to complete the transactions provided for herein shall be subject, at its election, to the following conditions:

(a)

Sellers shall have performed all agreements required to be performed hereunder by any of them on or before the Closing Date.

(b)

All representations and warranties of each Seller contained in this Agreement shall be true and correct, on and as of the Closing Date in all respects as though made on and as of the Closing Date.

(c)

From the date of this Agreement to the Closing Date, there shall not have been any adverse change in the Company's financial condition, assets, liabilities, or business other than changes in the usual and ordinary course of business or any damage, destruction, liability or loss, whether or not covered by insurance, from any cause whatsoever including but not limited to fire, condemnation proceeding, accident, or act of God adversely affecting the Company's assets or business, or any part thereof.

(d)

On the Closing Date, no suit, action, or other proceeding shall be pending or threatened before any court or other governmental agency against Sellers, or either of them, or the Company in which damages or other relief in connection with the Company's business or in connection with this Agreement or the consummation of the transactions contemplated herein are sought.

(e)

On the Closing Date, Sellers shall deliver or cause to be delivered to Purchaser the following: (i) one or more stock certificates representing the Shares, which shall be duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer; (ii) a written certificate from the Sellers addressed to Purchaser, in form and substance satisfactory to Purchaser in its sole discretion, certifying that the representations set forth in Section 2 above are true and correct and that the Sellers have complied in all respects with the provisions of Sections 3 and 5 hereof; (iii) an opinion of Sellers' counsel addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, dated as of the date of delivery; and (iv) such other documents as may reasonably be requested by Purchaser.

8.

Conditions to Obligations of Sellers.  The obligations of Sellers to complete the transactions provided for herein shall be subject to the following conditions:

(a)

Purchaser shall have delivered to Sellers on the Closing Date 500,000 shares of AIMS restricted common stock.

(b)

Purchaser shall have delivered to Sellers on the Closing Date an opinion of Purchaser's counsel addressed to Sellers, in form and substance satisfactory to Sellers, dated as of the date of delivery.

9.

Covenant Not To Compete.  Each Seller covenants and agrees as follows:

(a)

Non-Compete.  For a period of five (5) years following the Closing Date (the "Restricted Period"), the Sellers shall not, without the prior written consent of Purchaser, directly or indirectly engage in or be interested in any corporation, firm, or other enterprise that is engaged in the professional services of public affairs, public policy, government appropriations, government relations, government and marketing communications strategy, planning, advisory and related consulting services in the Restricted Area (defined below). The term "Restricted Area" shall mean and include the North and South America, Europe, Asia, the Asian sub-continent, Africa and Australia, it being understood that the Purchaser’s business and activities, whether currently existing, anticipated or otherwise intended to be acquired through acquisition or merger of or with other companies, is or is intended to be international in scope and the Company intends to engage in its business and business activities worldwide. The Sellers agree the Restricted Period and the Restricted Area are reasonable under the circumstances and that this restrictive covenant will not materially prevent Sellers from earning a livelihood. The Sellers shall be deemed to be directly or indirectly interested in a corporation, firm, or other enterprise if they are involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director, or officer in a role that would compete with the Company. The covenants contained herein shall not preclude the Sellers from becoming the holder of any stock or other ownership interest of a publicly-traded company provided they do not separately or in the aggregate directly or indirectly through a related party or affiliate acquire an ownership interest in excess of one (1) percent of such company.

(b)

Non-Circumvention.  During the Restricted Period, the Sellers shall not, directly or indirectly, call upon or contact any employee or other agent of the Company for the purpose of employing, contracting with, or seeking to employ or contract with such employee or other agent, or inducing such employee or other agent to discontinue employment or service with the Company.

(c)

Remedies.  A remedy at law for any breach or threatened breach of this Section will be inadequate by its nature. If any Seller violates or threatens to violate any of the provisions of this Section, Purchaser shall be entitled to injunctive relief against such Seller to enforce the provisions of this Section as well as any other remedies available at law or in equity and in addition to such other remedies Sellers shall pay liquidated damages of $1,000,000 to Purchaser.

(d)

Judicial Modification.  The geographical area, activity, and time period restrictions imposed upon each Seller are fair and reasonably required for the protection of Purchaser. However, if a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section, then such unenforceable covenants shall be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. In the event a court of competent jurisdiction determines that the geographical area, activity, or time period restrictions exceed whatever standards that the court deems enforceable, then such restrictions shall be reformed by such court and be applicable for such lesser geographical area, activity, or time period, as the case may be. The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in this Section in the first instance.

10.

Indemnification.

(a)

Sellers, jointly and severally, agree to and do hereby indemnify and hold harmless Purchaser, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Sellers, or any of them, (ii) any patent, copyright or trademark infringement by the Sellers or the Company, whether actual or asserted, with respect to any of the intellectual property owned by the Company as of the Closing Date or (iii) provided there is a closing hereunder, any breach of any warranty, covenant, term, or condition by Sellers, or any of them, contained in this Agreement or any instrument executed pursuant to this Agreement.

(b)

Purchaser agrees to and does hereby indemnify and hold harmless Sellers, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by Purchaser, or (ii) provided there is a closing hereunder, any breach of any warranty, covenant, term or condition by Purchaser contained in this Agreement or any instrument executed pursuant to this Agreement.

11.

Survival of Representations and Warranties.  All of the respective representations, warranties, covenants, agreements, and indemnifications of Sellers and each of them contained herein shall survive the Closing Date.

12.

Closing.  The closing shall take place at the offices of AIMS Worldwide, Inc. on or before April 8, 2005 as the parties mutually agree. The date, time, place, and actions fixed in accordance with the provisions of this Section are herein called the "Closing Date."

13.

Termination.  This Agreement may be terminated or canceled, with the attendant release of all liabilities or obligations hereunder between the parties, except the indemnification provided for in Section 10 above:

(a)

By mutual agreement of the parties at any time before the Closing Date; or

(b)

By Purchaser upon written notice to Sellers, if (i) any of the representations and warranties of Sellers or either of them contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by Sellers or either of them hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Purchaser to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(c)

By Sellers upon written notice to Purchaser, if (i) any of the representations and warranties of Purchaser contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by Purchaser hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Sellers to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(d)

By any party upon written notice to the other if the closing has not occurred by May 30, 2005.

14.

Expenses.  Sellers shall pay their own expenses and costs including, without limitation, their respective separate counsel fees in connection with this Agreement and the transactions contemplated hereby. Purchaser shall pay its expenses and costs including, without limitation, its separate counsel fees in connection with this Agreement and the transactions contemplated hereby.

15.

Assignment.  This Agreement may not be assigned by any party without the written consent of the remaining parties, such consent not to be unreasonably withheld.

16.

Additional Documents.  Sellers, jointly and severally, at any time and from time to time after the Closing Date, upon request of Purchaser, will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey, transfer to, and vest in the Purchaser and protect the Purchaser's right, title, interest in, and enjoyment of, the Shares and the Company's assets and business.

17.

Effect of Agreement.  This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intention has been made by any of the parties that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, promise, inducement, or statement of intention not embodied herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The section headings in this Agreement are for convenience of reference only and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa, and words in a specific gender shall include all other genders.

18.

Governing Law.  This Agreement was made under the laws of the State of Nevada, and for all purposes shall be construed and enforced in accordance with the substantive laws of Nevada.

19.

Notices.  Any notice, report, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be given by prepaid certified mail, return receipt requested, addressed as follows:

(a)

If to Sellers:

David Woodcock, President

244 Thompson St. #223

Hendersonville, NC 28792

with a copy to:

Robert Shearouse

3 Bedford Dr.

Palm Coast, FL 32137

(b)

If to Purchaser:

Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place

Fairfax, Virginia 22030

With a copy to :

Peter Ferrara

1232 Pine Hill Rd.

McLean, VA 22101

The date of any such notice and of mailing thereof shall be deemed to be the day of delivery. The address of any party may be changed for the purposes of notice by giving notice as provided above.

20.

Amendments.  This Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged with such waiver or consent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

SELLERS:

AIMS Worldwide, Inc., a Nevada corporation

__________________________

By: _________________________

Gerald Garcia, President

__________________________

SCHEDULE A

CONTRACTS